                                                                     Exhibit 3.8

                           ARTICLES OF INCORPORATION
                           -------- -- -------------

                                      OF

                            ROSEDALE WILSONS, INC.
                            -------- -------- ----

     The undersigned, being a natural person of full age, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of incorporating a corporation for profit pursuant to Chapter 302A, Minnesota Statutes.

     FIRST:  The name of the corporation (hereinafter called the "corporation")
     -----
is:  ROSEDALE WILSONS, INC.

     SECOND:  The address of the initial registered office of the corporation in
     ------
the State of Minnesota is c/o United States Corporation Company, Multifoods Tower, 33 South Sixth Street, Minneapolis 55402, and the name of the initial registered agent of the corporation at that address is United States Corporation Company. The said initial registered office is located in the County of Hennepin.

     THIRD:  The aggregate number of shares that the corporation has authority
     -----
to issue is one hundred, all of which are without par value and are of the same class and series and are Common shares.

     FOURTH:  The name and the address of the incorporator are as follows:
     ------

     NAME                                 ADDRESS
     ----                                 -------

     Maria Rubio                   1 Gulf+Western Plaza
                                   New York, New York  10023-7773

     FIFTH:  The duration of the corporation shall be perpetual.
     -----

     SIXTH:  The corporation has general business purposes.  Without limiting
     -----
the generality of such purposes, the corporation has the following purposes:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invest, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advsior, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

               (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

               (c)  franchises, licenses, grants, and concessions.

          To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations incorporated under Chapter 302A, Minnesota Statutes.

     SEVENTH:  No shareholder entitled to vote in the election of directors
     -------
shall be entitled as of right to cumulative voting in any such election.

     EIGHTH:  Any action required or permitted to be taken at a meeting of the
     ------
Board of Directors of the corporation, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

     NINTH:  The corporation shall, to the fullest extent permitted by Chapter
     -----
302A, Minnesota Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Chapter from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Chapter.

     TENTH:  The personal liability of the directors of the corporation is
     -----
hereby eliminated to the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same may be amended and supplemented.

Signed on June 6, 1988.



                                        /s/ Maria Rubio
                                        ----------------------------------------
                                        Maria Rubio, Incorporator

STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF NEW YORK   )

     The foregoing instrument was acknowledged before me this 6th day of June, 1988 by Maria Rubio.


                                        /s/ Merryl Wiener
                                        ----------------------------------------
                                        Notary Public

                              ARTICLES OF MERGER

                                      OF

                         MALL OF AMERICA WILSONS, INC.

                                      AND

                            ROSEDALE WILSONS, INC.


TO the Secretary of State
State of Minnesota

Pursuant to the provisions of the Minnesota Business Corporation Act governing the merger of two or more domestic corporations for profit, the corporations hereinafter named do hereby adopt the following Articles of Merger.

1. The names of the merging corporations are Mall of America Wilsons, Inc., which is a corporation for profit organized under the laws of the State of Minnesota, and which are subject to the provisions of the Minnesota Business Corporation Act, and Rosedale Wilsons, Inc., which is a corporation for profit organized under the laws of the State of Minnesota, and which is subject to the provisions of the Minnesota Business Corporation Act.

2. Annexed hereto and made a part hereof is the Plan of Merger for merging Mall of America Wilsons, Inc. with and into Rosedale Wilsons, Inc. as approved by resolution of the directors and as approved by the shareholders of each of said merging corporations.

3. The Plan of Merger has been approved by Mall of America Wilsons, Inc. and Rosedale Wilsons, Inc. pursuant to Chapter 302A, Minnesota Statutes.

4. Rosedale Wilsons, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Minnesota Business Corporation Act.

5. The merger of Mall of America Wilsons, Inc. with and into Rosedale Wilsons, Inc. shall become effective when the Secretary of State of the State of Minnesota files these Articles of Merger.

I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this document under oath.

Executed on September 9, 1993.

                                   MALL OF AMERICA WILSONS, INC.


                                   BY:__________________________________________
                                      Vice President


I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this document under oath.


Executed on September 9, 1993.

                                   ROSEDALE WILSONS, INC.


                                   BY:  /s/ Maureen Richards
                                        ----------------------------------------
                                      Secretary

                                PLAN OF MERGER
                                --------------

     Plan of Merger approved on September 9, 1993 by Mall of America Wilsons, Inc., which is a corporation for profit organized under the laws of the State of Minnesota, and which is subject to the provisions of the Minnesota Business Corporation Act, by resolutions adopted by its Board of Directors on said date, and approved on September 10, 1993 by Rosedale Wilsons, Inc., which is a corporation for profit organized under the laws of the State of Minnesota, and which is subject to the provisions of the Minnesota Business Corporation Act, by resolutions adopted by its Board of Directors on said date.

1. Mall of America Wilsons, Inc. and Rosedale Wilsons, Inc. shall, pursuant to the provisions of the Minnesota Business Corporation Act, be merged with and into a single corporation, to wit, Rosedale Wilsons, Inc., which sometimes hereinafter shall be referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name Rosedale Wilsons, Inc. pursuant to the provisions of the Minnesota Business Corporation Act. The separate existence of Mall of America Wilsons, Inc., which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon said effective date in accordance with the provisions of said Minnesota Business Corporation Act.

2. The Articles of Incorporation of the surviving corporation upon the effective date of the merger shall continue to be the Articles of Incorporation of said surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Minnesota Business Corporation Act.

3. The bylaws of the surviving corporation as in force and effect upon the effective date of the merger shall continue to be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Minnesota Business Corporation Act.

4. The directors and officers in office of the surviving corporation upon the effective date of the merger shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into 100 shares of the surviving corporation and the issued shares of the terminating corporation shall, by virtue of said merger, be automatically cancelled. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each share which is issued as of the effective date of the merger shall continue to represent issued shares of the surviving corporation.

6. The Plan of Merger herein made and approved shall be submitted to the shareholders entitled to vote thereon of the terminating corporation and of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Minnesota Business Corporation Act.

7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation and of the surviving corporation in the manner prescribed by the provisions of the Minnesota Business Corporation Act, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Minnesota, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

9. The merger herein provided for shall become effective upon the date upon which the Articles of Merger are filed with the Secretary of State of the State of Minnesota.

                            WRITTEN CONSENT OF THE

                               SOLE SHAREHOLDER

                                      OF

                            ROSEDALE WILSONS, INC.

     The undersigned, being the sole shareholder of Rosedale Wilsons, Inc., a Minnesota corporation (the "Corporation"), does hereby consent to the following action and adopt the following resolutions:

          WHEREAS, the Corporation and Mall of America Wilsons, Inc. have entered into a Plan of Merger, pursuant to which Mall of America Wilsons, Inc. will be merged with and into the Corporation; and

          WHEREAS, pursuant to the Plan of Merger, all the shares of common stock, no par value (the "Common Stock"), of Mall of America Wilsons, Inc. issued and outstanding immediately prior to the effectiveness of the Merger, will upon and by virtue of the Merger be automatically cancelled and converted into the same number of shares of Common Stock of the Corporation; and

          WHEREAS, the Board of Directors of the Corporation determined that the Merger is in the best interests of the Corporation and submitted the Plan of Merger to the sole shareholder for its approval and recommended that the Plan of Merger be approved and adopted;

          NOW, THEREFORE, BE IT RESOLVED, that the shareholder of the Corporation hereby approves the Plan of Merger, substantially upon the terms and provisions and subject to the conditions set forth in the Plan of Merger.

     This writing shall be filed with the records of the Corporation.

     IN WITNESS WHEREOF, the undersigned has executed this consent on this 9th day of September, 1993.

                              MELVILLE CORPORATION,
                              a New York Corporation



                              BY:  /s/ Arthur V. Richards
                                   ---------------------------------------------
                                 Arthur V. Richards
                                 Vice President & Secretary

                            WRITTEN CONSENT OF THE

                               SOLE SHAREHOLDER

                                      OF

                         MALL OF AMERICA WILSONS, INC.

     The undersigned, being the sole shareholder of Mall of America Wilsons, Inc., a Minnesota corporation (the "Corporation"), does hereby consent to the following action and adopt the following resolutions:

          WHEREAS, the Corporation and Rosedale Wilsons, Inc. have entered into a Plan of Merger, pursuant to which the Corporation will be merged with and into Rosedale Wilsons, Inc.; and

          WHEREAS, pursuant to the Plan of Merger, all the shares of common stock, no par value (the "Common Stock"), of the Corporation issued and outstanding immediately prior to the effectiveness of the Merger, will upon and by virtue of the Merger be automatically cancelled and converted into the same number of shares of Common Stock of Rosedale Wilsons, Inc.; and

          WHEREAS, the Board of Directors of the Corporation determined that the Merger is in the best interests of the Corporation and submitted the Plan of Merger to the sole shareholder for its approval and recommended that the Plan of Merger be approved and adopted;

          NOW, THEREFORE, BE IT RESOLVED, that the shareholder of the Corporation hereby approves the Plan of Merger, substantially upon the terms and provisions and subject to the conditions set forth in the Plan of Merger.

     This writing shall be filed with the records of the Corporation.

     IN WITNESS WHEREOF, the undersigned has executed this consent on this 17th day of February, 1993.

                              ROSEDALE WILSONS, INC.
                              a Minnesota Corporation



                              BY:  /s/ Maureen Richards
                                   ---------------------------------------------
                                 Maureen Richards
                                 Secretary

                              STATE OF MINNESOTA                          #5
                              SECRETARY OF STATE
                    NOTICE OF CHANGE OF REGISTERED OFFICE/
                               REGISTERED AGENT

     Please read the instructions on the back before completing this form.


1.   Corporate Name:

     Rosedale Wilsons, Inc.
     ---------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

     405 Second Avenue South       Minneapolis         MN             55401
     ---------------------------------------------------------------------------
             Street                City                State         Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations):
                      ---------

     C T Corporation System Inc.
     ---------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.


     /s/ Kristen Tirrell
---------------------------------------
         Signature of Authorized Person

Name and Telephone Number of a Contact Person:  Kristen Tirrell  (800) 225-2034
                                               ---------------------------------
                                                please print legibly


________________________________________________________________________________
                                                           Office Use Only
Filing Fee:  Minnesota Corporations, Cooperatives and
             Limited Liability Companies: $35.00.

             Non-Minnesota Corporations:  $50.00.

             Make checks payable to Secretary of State

Return to:   Minnesota Secretary of State
             180 State Office Bldg.
             100 Constitution Ave.
             St. Paul, MN  55155-1299
             (612) 296-2803

                              STATE OF MINNESOTA                          #5
                              SECRETARY OF STATE
                    NOTICE OF CHANGE OF REGISTERED OFFICE/
                               REGISTERED AGENT

     Please read the instructions on the back before completing this form.


1.   Corporate Name:

     Rosedale Wilsons, Inc.
     ---------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

     7401 Boone Avenue North       Brooklyn Park       MN             55428
     ---------------------------------------------------------------------------
            Street                 City                State         Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations):
                      ---------

     None
     ---------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.



    /s/ David L. Rogers
------------------------------------
      Signature of Authorized Person

Name and Telephone Number of a Contact Person:  Pearl Masloski   (612) 391-4452
                                               ---------------------------------
                                                please print legibly


________________________________________________________________________________
                                                            Office Use Only
Filing Fee:  Minnesota Corporations, Cooperatives and
             Limited Liability Companies: $35.00.

             Non-Minnesota Corporations:  $50.00.

             Make checks payable to Secretary of State

Return to:   Minnesota Secretary of State
             180 State Office Bldg.
             100 Constitution Ave.
             St. Paul, MN  55155-1299
             (612) 296-2803